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                                                                     EXHIBIT 5.1

                          [VINSON & ELKINS LETTERHEAD]



                                November 29, 2001



Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002


Ladies and Gentlemen:

      We have acted as counsel for Continental Airlines, Inc., a Delaware corporation (the "Company") in connection with the offering (the "Offering") by the Company pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated November 28, 2001, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") of up to 7,751,000 shares of the Company's Class B common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock have been registered under the Company's Registration Statement on Form S-3 (File No. 333-71906)(the "Registration Statement").

      We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction of (i) the certificate of incorporation of the Company, as amended to date, (ii) the bylaws of the Company, as amended to date, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iv) the Registration Statement and (v) an executed copy of the Underwriting Agreement. We have also reviewed such questions of law as we have deemed necessary or appropriate.

      As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

      In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity.
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Continental Airlines, Inc.
Page 2
November 29, 2001


      In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective (ii) and the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus.

      Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the shares of Common Stock to be issued and sold by the Company to the Underwriter have been validly authorized for issuance and, upon the issuance and delivery thereof as set forth in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

      The foregoing opinions are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and the federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.

                                          Vinson & Elkins L.L.P.